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                                                                   EXHIBIT 10.24

                         INVESTOR UNITHOLDERS AGREEMENT

      THIS INVESTOR UNITHOLDERS AGREEMENT (this "Agreement") is dated April 10, 2000 by and among American Reprographics Holdings, L.L.C., a California limited liability company ("Holdings"), ARC Acquisition Co., L.L.C., a Delaware limited liability company ("Company"), GS Mezzanine Partners II,L.P., a Delaware limited partnership ("GS"), GS Mezzanine Partners II Offshore, L.P., a Cayman Islands exempted limited partnership ("GS Offshore," and together with GS or any Affiliate (as defined below) of GS to which GS or GS Offshore may assign its rights hereunder, the "GS Party," and collectively, the "GS Parties"). Company and the GS Party are collectively referred to herein as the "Unitholders," and are individually referred to herein as a "Unitholder" Otherwise undefined capitalized terms used herein are defined in Section 8 hereof.

      In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. Methodology for Calculations. For purposes of this Agreement, the sale of a Unit Equivalent shall be treated as the sale of a Common Unit into which such Unit Equivalent can be converted, exchanged or exercised. Except as otherwise provided in this Agreement, for purposes of this Agreement in calculating: (i) the amount of outstanding Common Units as of any date, (ii) the amount of Common Units owned by a Person hereunder, or (iii) related percentages, all Common Units potentially issuable to any Person pursuant to the exercise of Options or the conversion or exchange of other Unit Equivalents shall be treated as having been issued but in each case only to the extent such Option or Unit Equivalent is then vested and exercisable, convertible or exchangeable, as the case may be. All holdings of Common Units by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

      2.    Restrictions on Transfer of GS Units.

            (a) First Refusal Rights.

                (i) Before a GS Party makes any sale, transfer, assignment, pledge or other disposal (a "Transfer") of GS Units (except pursuant to:
      (A) the provisions of Sections 2(b) or 2(c), (B) a Public Sale, or (C) an Approved Sale (as defined in Section 3 below) with respect to which
      Section 11.3 of the Operating Agreement is applicable) such GS Party (a "Selling GS Party") shall deliver written notice (an "Offer Notice") to Holdings. The Offer Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number and class of such GS Units to be Transferred, and the terms and conditions of the proposed Transfer. The Selling GS Party shall not consummate any Transfer until sixty (60) days after the Offer Notice has been given to Holdings, unless the parties to the Transfer have been finally determined pursuant to this
      Section 2(a) before the expiration of such sixty (60)-day period. The date of the first to occur of such events is referred to herein as the "Authorization Date."

                (ii) Holdings may elect to purchase all (but not less than all) of such GS Units as specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Selling GS Party as soon as practical but in any event within thirty
      (30) days after the delivery of the Offer Notice to Holdings (the "Election Period"). If, pursuant to this Section 2(a), Holdings has elected to purchase all (but not less than all) of the GS Units specified in the Offer Notice from the Selling GS Party, the Transfer will be consummated in accordance with the terms of the Offer Notice as soon as practicable after the delivery of the election notice, but in any event within thirty (30) days after the expiration of the Election Period. If, pursuant to this

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      Section 2(a), Holdings has not elected to purchase all of the GS Units being offered, the Selling GS Party may, within sixty (60) days after the expiration of the Election Period. Transfer the GS Units not so purchased to the third party(ies) identified in the Offer Notice at a price no less than the price per GS Unit specified in the Offer Notice and on Other terms no more favorable to the transferee(s) than the terms specified in the Offer Notice. Any GS Units not transferred within the sixty (60)-day period after the Election Period shall be reoffered to Holdings pursuant to this Section 2(a) before any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time. Notwithstanding any provision herein to the contrary, after the date hereof, no GS Units may be pledged, except with the consent of Holdings, which consent shall not be unreasonably withheld.

            (b) Minority Participation Rights in a Transfer of Common Units by Company. At least thirty(30) days before any Transfer by Company of any Common Units (except pursuant to: (i) the provisions of Section 2(c), (ii) a Public Sale, or (iii) an Approved Sale), Company shall deliver a written notice (the "Sale Notice") to each GS Party, specifying in reasonable detail the identity of the prospective transferee(s) the identity number, and class or classes of Common Units to be transferred by Company, and the terms and conditions of the proposed Transfer. In the event that any GS Party holds the class of Common Units which are to be Transferred, or securities convertible or exchangeable for the class of Common Units which are to be Transferred, such GS Party may elect to participate in the contemplated Transfer by delivering written notice to Company within fifteen (15) days after delivery of the Sale Notice. If any such GS Party has elected to participate in such Transfer (each a "Participating GS Party," and, collectively, the "Participating GS Parties"), then Company and each Participating GS Party shall be entitled to transfer in the contemplated Transfer, at the same price (less, in the case of securities convertible or exchangeable for Common Units, the conversion, exercise or exchange price) and on the same terms specified in the Sale Notice, a number of Common Units of such class, or securities convertible or exchangeable for Common Units of such class, equal to the number of Common Units of such class and securities convertible or exchangeable for Common Units of such class to be transferred in the contemplated Transfer multiplied by a fraction, the numerator of which is the number of Common Units of such class and securities convertible or exchangeable for Common Units of such class held by such Person on an as-if converted or exchanged basis, and the denominator of which is the aggregate number of Common Units of such class and securities convertible or exchangeable for Common Units of such class held by Company and all Participating GS Parties on an as-if converted or exchanged basis. Company shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating GS Parties in any contemplated Transfer, and Company shall not Transfer any Common Units to the prospective transferee(s) unless: (A) the prospective transferee(s) agrees to allow the participation of the Participating GS Parties at the same price (less, in the case of securities convertible or exchangeable for Common Units, the conversion, exercise or exchange price) and on the same terms as specified in the Sale Notice, or (B) Company agrees to purchase the number of Common Units that any Participating GS Party would have been entitled to transfer pursuant to this Section 2(b) at the same price and on the same terms as specified in the Sale Notice. If, in response to the Sale Notice, there is no Participating GS Party, then Company shall be entitled to Transfer to the prospective transferee(s) specified in the Sale Notice the number of Common Units specified in the Sale Notice on the terms and conditions specified therein. Notwithstanding anything in this Section 2(b) to the contrary, if Company intends to simultaneously Transfer a combination of more than one class of Common Units and/or other debt or equity securities, and any GS Party holds or has the right to acquire both such classes of Common Units and/or other debt or equity securities, such GS Party may only participate in such Transfer if such GS Party Transfers both such classes of Common Units and/or other debt or equity securities in accordance with the formulae set forth above in this Section 2(b).

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            (c)   Permitted Transfers. Notwithstanding anything to the contrary in any other provision of this Agreement, the restrictions contained in Sections 2(a) and 2(b) shall not apply to:

                  (i) any Transfer of GS Units by any GS Party to or among any of its Affiliates: or

                  (ii) in the case of Company (and its successors). Transfers of up to ten percent (10%) in the aggregate of any class of Common Units held by Company as of the date hereof to any Person, including without limitation, employees of, consultants to, and advisors to Company, Holdings, or any of their Affiliates, provided that, in each case, the restrictions contained in this Agreement shall continue to be applicable to the Common Units held by Company and the GS Units after any Transfer pursuant to this Section 2(c) and such transferee(s) of such Common Units held by Company or GS Units shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of any Common Units held by Company or any GS Units pursuant to this Section 2(c), the transferee shall deliver a written notice to Holdings, which notice shall disclose in reasonable detail the identity of such transferee, and the number and class of Common Units or GS Units (as the case may be) to be Transferred. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Affiliates and then disposing of all or any portion of such party's interest in any such Affiliate.

            (d) Termination of Restrictions. The restrictions set forth in this Section 2 shall continue with respect to Common Units held by Company and each GS Unit until the earliest of: (i) the date on which such Common Unit or GS Unit has been transferred in a Public Sale, (ii) the consummation of a Qualified Public Offering, or (iii) the consummation of an Approved Sale.

      3.    Sale of Holdings.

            (a) If the Board and the holders of a majority of the Common Units then outstanding approve a Sale of Holdings to a purchaser who is not an Affiliate of any of such holders (an "Approved Sale"), each GS Party shall vote for, consent to and raise no objections against such Approved Sale. In the event of an Approved Sale or an IPO (as defined in the Operating Agreement), upon five
(5) days' written notice to the GS Parties, Holdings may require each GS Party to promptly take the actions described in Section 11.3 of the Operating Agreement, in which case the GS Party shall promptly take such actions as are required by Holdings. For example (but subject to the terms of Section 11.3 of the Operating Agreement), if the Approved Sale is structured as a sale of Common Units, upon the request of Holdings, each GS Party will sell all (or a portion, if so directed by Holdings) of its GS Units to a purchaser in an Approved Sale as part of a plan that involves an acquisition of Common Units in exchange for the Implied Unit Consideration (as defined in the Operating Agreement).

            (b) Each GS Party shall bear its pro rata share (based upon the number of Common Units to be sold) of the reasonable out-of-pocket costs of any sale of Common Units and Unit Equivalents pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all such Unitholders and holders of Unit Equivalents and are not otherwise paid by Company or the acquiring party. Costs incurred by a GS Party on its own behalf shall not be considered costs of the Approved Sale. Each GS Party transferring GS Units pursuant to an Approved Sale shall be obligated, severally, not jointly, to join on a pro rata basis (based on the number of GS Units to be sold) in any indemnification or other obligations that are

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part of the terms and conditions of the Approved Sale (other than any such obligations that relate specifically to a particular GS Party, such as indemnification with respect to representations and warranties given by a GS Party regarding such GS Party's title to and ownership of GS Units) (the "Company Indemnity Obligations"). Notwithstanding the foregoing, no GS Party shall be obligated in connection with any Approved Sale to agree to indemnify or hold harmless the transferees with respect to Company Indemnity Obligations in an amount in excess of the net proceeds paid to such Person in connection with the Approved Sale. This Section 3(b) shall also apply to a GS Party in the event of the exercise of its rights under Section 11.3 of the Operating Agreement in connection with an Approved Sale (as defined in the Operating Agreement) or an IPO (as defined in the Operating Agreement). Nothing contained herein shall require the GS Parties to assume or incur liabilities or obligations in connection with an Approved Sale which are broader in scope than the other selling or transferring Parties in the Approved Sale.

      4.    Limited Preemptive Rights.

            (a) If Holdings at any time after the date hereof authorizes the issuance or sale of any Common Units or Unit Equivalents to Company or any GS Party, or any of their respective Affiliates (other than: (i) as a dividend or distribution on the outstanding Common Units, (ii) to the current or future employees, directors or officers of, or consultants and advisors to, Holdings or any of its Subsidiaries, (iii) pursuant to a Public Offering, (iv) in consideration for the acquisition of another Person's business by Holdings or any of its Subsidiaries (whether by acquisition of stock or assets, or by merger, consolidation or other similar transaction), the acquisition of any stock or assets of any Person or the formation of a joint venture, or (v) to Holdings' or its Subsidiaries' lenders in connection with the incurrence, renewal or maintenance of indebtedness (including funded indebtedness) or pursuant to the exercise of any warrant, option or other right to acquire Common Units), Holdings shall first offer to sell to Company and each GS Party (other than the Person to which Holdings has authorized such sale or issuance) a portion of such Common Units or other securities equal to the product of such Common Units or securities multiplied by the quotient determined by dividing (1) the number of Common Units held by Company or such GS Party (as the case may be) by (2) the total number of Common Units issued and outstanding immediately prior to such issuance. Each party hereto who elects to purchase securities hereunder shall also purchase the same percentage of any other class of securities (whether debt or equity) being sold with the Common Units or Unit Equivalents. Each party hereto who elects to purchase securities hereunder shall be entitled to purchase all or any portion of such Common Units or Unit Equivalents at the most favorable price and on the most favorable terms as such Common Units or Unit Equivalents are to be offered to Company or such GS Party.

            (b) In order to exercise its purchase rights hereunder, Company or each participating GS Party (as the case may be) shall (within fifteen (15) days after receipt of written notice from Holdings describing in reasonable detail the Common Units or other securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment) deliver a written notice to Holdings describing its election hereunder.

            (c) Upon the expiration of the offering period described above, Holdings shall be entitled to sell such Common Units or other securities which Company or the GS Party has not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Common Units or other securities offered or sold by Holdings after such ninety (90)-day period must be reoffered to Company and the GS Party pursuant to the terms of this Section 4.

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            (d)   The provisions contained in this Section 4 will terminate on the first to occur of: (i) the consummation of a Qualified Public Offering, and
(ii) the consummation of an Approved Sale. At the time and to the extent a GS Party has the right to exercise preemptive rights under Section 4.2(c) of the Operating Agreement with respect to Common Units held by it, it shall not be permitted to exercise its rights under Section 4(a) as a holder of such Common Units.

      5.    Financial Statements and Other Information.

            (a) Financial Statements and Other Information. Until the consummation of a Qualified Public Offering and so long as a GS Party owns GS
Units:

                  (i) Holdings shall, as soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, provide to each GS Party an audited consolidated balance sheet (and an unaudited consolidating balance sheet if otherwise prepared by Holdings) of Holdings and its Subsidiaries (if any), as of the end of such fiscal year, and audited consolidated statements of income and cash flows (and unaudited consolidating statements of income and cash flows if otherwise prepared by Holdings) of Holdings and its Subsidiaries (if any), for such fiscal year, prepared in accordance with generally accepted accounting principles of the United States ("GAAP"): provided that Holdings shall not be required to provide such financial statements to a GS Party so long as such GS Party or any Affiliate of such GS Party is an employee of Holdings or its Subsidiaries.

                  (ii) Holdings shall, as soon as practicable after the end of each fiscal quarter, and in any event within sixty (60) days thereafter, provide to each GS Party a consolidated balance sheet (and a consolidating balance sheet if otherwise prepared by Holdings) of Holdings and its Subsidiaries (if any), as of the end of such fiscal quarter, and a consolidated statement of income (and a consolidating statement of income if otherwise prepared by Holdings) of Holdings and its Subsidiaries (if any), for such fiscal quarter and for the current fiscal year to date, prepared in accordance with GAAP; provided that Holdings shall not be required to provide such financial statements to a GS Party so long as such GS Party or any Affiliate of such GS Party is an employee of Holdings or the Subsidiaries.

To the extent that a GS Party receives any of the foregoing information pursuant to any credit facility arrangement, no such information will be required to be delivered pursuant to this Section 5(a).

            (b) Inspection of Property. For so long as any GS Party owns any GS Units and except to the extent any of the following rights are exercised pursuant to any credit facility arrangement between the Company and any GS Party, Holdings shall permit any representatives designated by such GS Party, as applicable, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to: (i) visit and inspect any of the properties of Holdings, (ii) examine the corporate and financial records of Holdings and make copies thereof or extracts therefrom, (iii) meet and discuss (at meetings arranged by Holdings) the affairs, finances and accounts of Holdings, and to make proposals and suggestions and render advice with respect thereto, with the directors, officers, key employees and of Holdings and (iv) consult with and advise management of the Company on significant business issues, including managements proposed annual operating plans, and management shall meet with such representatives at the Company's facilities at mutually agreeable times for such consultation and advice, and the Company agrees to give due consideration to the advice given and any proposals made by such

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representatives; provided, however, that none of the board of directors, officers, key employees or independent accountants of the Company shall be under any obligation pursuant to this Section 5(b) to take any action with respect to any proposals made or advice furnished by GS in its capacity as a holder of GS Units, other than to take such proposals or advice seriously and give due consideration thereto.

      6.    Representations and Warranties.

            (a) Each party hereto represents and warrants to the other parties hereto as follows:

                  (i) It has requisite corporate, limited liability company, or limited partnership power and authority (as the case may be) to execute, deliver and perform its obligations under this Agreement.

                  (ii) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                  (iii) The execution, delivery and performance of this Agreement by it does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound, or (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.

                  (iv) No consent or approval of. or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby.

                  (v) It is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

                  (vi) Other than being party to this Agreement and such other agreements contemplated by, or entered into in conjunction with, the Recapitalization, it is not a party to any contract or agreement, written or oral, with respect to the securities of Company (including, without limitation, any voting agreement, voting trust, registration rights agreement, etc.).

            (b) Each GS Party hereby represents that: (i) at such time at which it acquired the GS Units held by it on the date hereof, it acquired such GS Units for its own account with the intention of holding such securities for purposes of investment, (ii) at such time at which it acquired the GS Units held by it as the date hereof, it had no intention, and as of the date hereof it has no intention, of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, and
(iii) in connection with such acquisition, it had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of such GS Units and had access to such other information concerning Company as it requested.

      7. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in

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order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

      8.    Definitions.

            "Affiliate" means, as to any specified Person, (i) any shareholder, equity owner, officer, or director of such Person and their family members or
(ii) any other Person which, directly or indirectly or indirectly, controls, is controlled by, employed by or is under common control with, any of the foregoing. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Board" means the Board of Advisors of Company.

            "Common Unit" means: (i) a Unit having the rights and obligations specified with respect to Common Units in the Operating Agreement, and (ii) common stock or other securities issued in exchange for Units or Common Units pursuant to a recapitalization or reorganization undertaken in connection with an IPO (as defined in the Operating Agreement), including without limitation, securities issued in connection with the contribution of assets or securities of Holdings or its subsidiaries to a newly formed corporation.

            "GS Units" means: (i) any Common Units purchased or otherwise acquired by any GS Party (including, without limitation, as a result of or in connection with the Recapitalization), (ii) any warrants, Options, or other rights to subscribe for or to acquire, directly or indirectly. Common Units which are owned by a GS Party, whether or not then exercisable or convertible (including, without limitation, the warrants issued to the GS Party in connection with the Mezzanine Debt Purchase Agreement (as defined in the Operating Agreement)), (iii) any stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, Common Units, whether or not then convertible or exchangeable, and (iv) any Common Units issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (i) through (iii) above, and (v) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (iv) above by way of stock dividend or stock split or in connection with a combination of units, recapitalization, merger, consolidation, or other reorganization. As to any particular units constituting GS Units, such units will cease to be GS Units when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

            "Independent Third Party" means any Person who immediately prior to the contemplated transaction, is not a Member or other Economic Owner (as defined in the Operating Agreement), is not an Affiliate of any Member or other Economic Owner and does not have any member of his/her Family Group (as defined in the Operating Agreement) who is a Member or other Economic Owner.

            "Operating Agreement" means the Amended and Restated Operating Agreement of American Reprographics Holdings, L.L.C.

            "Options" means, with respect to any Person, the option to acquire by such Person of Units.

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            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Public Offering" means a sale of equity securities of Holdings in an underwritten (firm commitment) public offering registered under the Securities Act and resulting in the listing of Holdings' Common Units on a nationally recognized stock exchange, including without limitation, The Nasdaq Stock Market National Market System.

            "Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 or Rule 144A promulgated under the Securities Act effected through a broker, dealer or market maker.

            "Qualified Public Offering" means a sale of equity securities of Holdings in an underwritten (firm commitment) public offering registered under the Securities Act. with gross proceeds of not less than Twenty-five Million Dollars ($25.000,000.00), and resulting in the listing of Holdings' Common Units on a nationally recognized stock exchange, including without limitation. The Nasdaq Stock Market National Market System.

            "Recapitalization" means the recapitalization on the date hereof of Company.

            "Sale of Holdings" means the sale of Holdings pursuant to which any Independent Third Party or affiliated group of Independent Third Parties acquires (whether by merger, consolidation or sale or transfer of Holding's or its Subsidiaries' equity or assets): (a) all or substantially all of the equity of Holdings or of all or substantially all of Holding's direct and indirect Subsidiaries or (b) all or substantially all of Holding's and its Subsidiaries' assets determined on a consolidated basis.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Unit" means a unit of interest in Company held by a Member or other Economic Owner (as defined in the Operating Agreement) in certain allocations of Net Profits and Net Losses of the Company (as defined in the Operating Agreement) and in certain distributions with respect thereto.

            "Unit Equivalent" means any warrants, options, or other rights to subscribe for, purchase or otherwise acquire any Units or any securities convertible into or exchangeable for Common Units.

      9. Transfers: Transfers in Violation of Agreement. Prior to transferring any GS Units to any Person, the transferring GS Party shall cause the prospective transferee to execute and deliver to Company and the other Unitholders a counterpart of this Agreement. Any transfer or attempted transfer of any GS Units in violation of any provision of this Agreement shall be void, and Company shall not record such transfer on its books or treat any purported transferee of such GS Units as the owner of such GS Units for any purpose.

      10. Additional Unitholders. In connection with the issuance of any additional Common Units or equity securities of Company, Company may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a "Unitholder" under this Agreement by obtaining an executed

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counterpart signature page to this Agreement, and, upon such execution, such
Person shall for all purposes be a "Unitholder" party to this Agreement.

      11.   Miscellaneous.

            (a) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against Company or the holders of Common Units or Unit Equivalents, unless such modification, amendment, or waiver is approved in writing by Company and the holders of at least a majority of the class or classes of Common Units or Unit Equivalents whose rights or obligation under this Agreement would be materially affected by such modification, amendment, or waiver, provided, however, that in the event that such amendment or waiver would materially and adversely affect a holder or group of holders of Common Units and Unit Equivalents in a manner substantially different than any other holders of Common Units and Unit Equivalents, then such amendment or waiver will require the consent of such holder of Common Units and Unit Equivalents or a majority of the Common Units and Unit Equivalents held by such group of holders materially and adversely affected. Notwithstanding the foregoing, if an amendment or modification of this Agreement serves merely to add a party hereto, then such amendment or modification will be effective against Company and the holders of Common Units and Unit Equivalents if such amendment or modification is approved in writing by Company, at least a majority of the holders of Common Units and Unit Equivalents, and such new party hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction. such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

            (c) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, those documents expressly referred to herein, and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way:

            (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the holders of Common Units or Unit Equivalents (or any portion thereof) as such shall be for the benefit of, and enforceable by, any subsequent holder of any Common Units or Unit Equivalents (or of such portion thereof).

            (e) Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement.

            (f) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Unitholder may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            (g) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to Holdings at the address set forth below and to the other parties at their respective addresses indicated in Holdings' records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three (3) days after deposit in the U.S. mail, and one (1) day after deposit with a reputable overnight courier service. The address of Holdings is:

                American Reprographics Holdings. L.L.C.
                900 Palm Avenue
                South Pasadena, CA 91030
                Attention: Sathy Chandramohan
                           Suri Suriyakumar
                Facsimile: (626) 441-6649

                with a copy to:

                Altheimer & Gray
                l0 S. Wacker Drive
                Suite 4000
                Chicago, Illinois 60606
                Attention: S. Michael Peck
                           James R. Cruger

                and

                Hanson. Bridgett, Marcus, Vlahos. Rudy LLP
                333 Market Street
                23rd Floor
                San Francisco, CA 94105
                Attention: Fred B. Weil

            If to Company to:

                ARC Acquisition Co., L.L.C.
                c/o Code, Hennessy & Simmons
                10 South Wacker Drive, Suite 3175
                Chicago, IL 60606
                Attention: Thomas J. Formolo
                  with a copy to:

                  Altheimer & Gray
                  10 S. Wacker Drive
                  Suite 4000
                  Chicago, Illinois 60606
                  Attention: S. Michael Peck
                             James R. Cruger

            If to a GS Party:

                  At such addresses and to the attention of such persons as set forth on the signature pages attached hereto with a copy to:

                  Fried, Frank, Harris, Shriver &. Jacobson
                  One New York Plaza
                  New York, New York 10004
                  Attention: Arthur S. Kaufman

            (h) Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

            (i) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

            (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

            (l) Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of any Unitholder.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Unitholders Agreement on the day and year first above written.

                                 AMERICAN REPROGRAPHICS HOLDINGS, L.L.C.

                                         By: /s/ Mark Legg
                                             -----------------------------------
                                             Name: Mark Legg
                                             Title: Chief Financial Officer
                                                    and Secretary

        (Continuation of Investor Unitholders Agreement Signature Page)

                                 GS MEZZANINE PARTNERS II, L.P.

                                         By: GS Mezzanine Advisors II, LLC
                                         Its: General Partner

                                             By: /s/ KATHERINE L. NISSENBAUM
                                                 -------------------------------

                                             Its:  KATHERINE L. NISSENBAUM
                                                       VICE PRESIDENT

                                             Notice Address:

                                                  85 BROAD STREET 10TH FLOOR
                                                      NEW YORK, NY 10004

        (Continuation of Investor Unitholders Agreement Signature Page)

                                 GS MEZZANINE PARTNERS II OFFSHORE, L.P.

                                         By: GS Mezzanine Advisors II, LLC
                                         Its: General Partner

                                             By: /s/ KATHERINE L. NISSENBAUM
                                                 -------------------------------

                                             Its:  KATHERINE L. NISSENBAUM
                                                       VICE PRESIDENT

                                             Notice Address:

                                                  85 BROAD STREET 10TH FLOOR
                                                      NEW YORK, NY 10004

        (Continuation of Investor Unitholders Agreement Signature Page)

                                 ARC ACQUISITION CO., L.L.C.

                                         By: /s/ MARCUS GEORGE
                                             -----------------------------------
                                             Name:
                                             Title:

        (Continuation of Investor Unitholders Agreement Signature Page)